Exhibit 23.02

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 2, 2018, included in the Amendment No. 2 to the Registration Statement on Form S-1 (Form S-1 No. 333-223034) and related Prospectus of Borqs Technologies, Inc..

/s/ Ernst & Young Hua Ming LLP

Shanghai, People’s Republic of China

July 2, 2018